Exhibit 99.1

Investor Contact:	Media Contact:
Mark Melnyk	Lauren George
407-613-3327	407-613-8431
mark.melnyk@hgv.com	lauren.george@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Reports Full Year and Fourth Quarter 2020 Results

ORLANDO, Fla. (March 1, 2021) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) today reports its full year and fourth quarter 2020 results.

Fourth Quarter 2020 Results1

•	Contract sales in the fourth quarter were $132 million.
•	Net Owner Growth (NOG) for the 12 months ended Dec. 31, 2020, was 0.7%.
•	Total revenues for the fourth quarter were $212 million compared to $468 million for the same period in 2019.
•	Total revenues were affected by deferrals of $21 million and $35 million in the current period and the same period in 2019, respectively.
•	Net loss for the fourth quarter was ($154) million compared to $72 million net income for the same period in 2019.
•	Net (loss) income was affected by net deferrals of $11 million and $19 million for the current period and the same period in 2019, respectively.
•

Net loss for the fourth quarter was impacted by a non-cash impairment expense of $209 million primarily due to the commencement of a sale process for certain unused parcels of excess land, and the associated mark-to-market impact.

•	Diluted EPS for the fourth quarter was ($1.81) compared to $0.83 for the same period in 2019.
•	Diluted EPS was affected by net deferrals of $11 million and $19 million, or $0.13 and $0.22 per share in the current period and the same period in 2019, respectively.
•

Net loss for the fourth quarter was impacted by a non-cash impairment expense of $2.46 per share primarily due to the commencement of a sale process for certain unused parcels of excess land, and the associated mark-to-market impact.

•	Adjusted EBITDA for the fourth quarter was $24 million compared to $105 million for the same period in 2019.
•	Adjusted EBITDA was affected by net deferrals of $11 million and $19 million in the current period and the same period in 2019, respectively.
•

In addition to the adverse impact from the closure of HGV sales centers and resort operations, the COVID-19 pandemic had the following impacts on total revenues, net loss, diluted EPS and Adjusted EBITDA for the fourth quarter:

•

$3 million or $0.04 per share benefit from an employee retention credit granted primarily under the CARES Act, primarily related to payments made to employees as a result of operational closures caused by the COVID-19 pandemic.

“In 2020 we acted decisively to protect our business and position HGV for long-term growth as the recovery progresses,” said Mark Wang, president and CEO of Hilton Grand Vacations. “I’m pleased that we were able to deliver our second consecutive quarter of sequential revenue and profitability growth since re-starting our operations this past summer, as well as positive adjusted free cash flow for the full year. As a result, we entered 2021 with a strong balance sheet and significant financial flexibility, including over $700 million of available liquidity. Looking ahead, we’re focused on ramping our Hawaii operations and re-opening our remaining markets, along with opening new resorts in Maui, Charleston, and Okinawa later this year. The health and safety of our guests and employees remains our top priority. I want to thank our team members for their tireless efforts to maintain a safe environment and create memorable vacation experiences for our guests.”

COVID-19 Update

As disclosed in HGV’s press release dated March 16, 2020, the Company withdrew its prior full-year 2020 Guidance due to the increased uncertainty created by the impact of COVID-19.

The COVID-19 pandemic has created an unprecedented and challenging environment. The Company’s current focus is on taking critical actions that are aimed at keeping the Company in a sound position from an operational, liquidity, credit access, and compliance perspective for a strong recovery when the impact of COVID-19 subsides. Management will continue to assess the evolving COVID-19 pandemic, including the various government mandates and orders that impact the re-opening of its properties and any new recommended or required business practices, and will take additional actions as appropriate.

As of December 2020, the Company has approximately 85% of its resorts and sales centers open and operating. However, many of HGV’s resorts and sales centers are operating in markets with significant capacity constraints and subject to various safety measures. As HGV responds to changes in tour flow, the Company intends to adjust its sales operations accordingly while complying with all applicable social distancing rules and its own safety measures.

While HGV plans to continue to re-open its resorts and resume business as conditions permit, the pandemic continues to be unprecedented and rapidly changing, and has unknown duration and severity. Further, various state and local government officials may issue new or revised orders that are different than current ones under which the Company is operating.

Accordingly, there remains significant uncertainty as to the degree of impact and duration of the conditions stemming from the ongoing pandemic on the Company’s revenues, net income (loss) and other operating results, as well as its business and operations generally.

Overview

For the quarter ended Dec. 31, 2020, diluted EPS was ($1.81) compared to $0.83 for the quarter ended Dec. 31, 2019. Net loss and Adjusted EBITDA were ($154) million and $24 million, respectively, for the quarter ended Dec. 31, 2020, compared to net income and Adjusted EBITDA of $72 million and $105 million, respectively, for the quarter ended Dec. 31, 2019. Net loss for the fourth quarter was impacted by a non-cash impairment expense of $2.46 per share primarily due to the commencement of a sale process for certain unused parcels of excess land, and the associated mark-to-market impact. Total revenues for the quarter ended Dec. 31, 2020, were $212 million compared to $468 million for the quarter ended Dec. 31, 2019.

Net loss and Adjusted EBITDA for the quarter ended Dec. 31, 2020, included a net deferral of $11 million relating to sales made at Ocean Tower Phase II, Maui Bay Villas and The Beach Resort Sesoko projects, which were under construction during the period. The Company anticipates recognizing these revenues and related expenses in 2021 when it expects to complete these projects and recognize the net deferral impacts.

Segment Highlights – Fourth Quarter 2020

Real Estate Sales and Financing

For the quarter ended Dec. 31, 2020, Real Estate Sales and Financing segment revenues were $116 million, a decrease of 62.9% compared to the quarter ended Dec. 31, 2019. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $17 million and 14.7%, respectively, for the quarter ended Dec. 31, 2020, compared to $82 million and 26.2%, respectively, for the quarter ended Dec. 31, 2019. Real Estate Sales and Financing results in the fourth quarter of 2020 weakened due

[1]

The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

to a decrease in contract sales related to the ongoing impact of the COVID-19 pandemic on travel demand, along with ongoing related travel disruptions in several markets. As of Dec. 31, 2020, the Company had reopened 85% of its resorts and sales centers.

Real Estate Sales and Financing segment Adjusted EBITDA reflect the $11 million of net deferrals related to Ocean Tower Phase II, Maui Bay Villas and The Beach Resort Sesoko projects for the quarter ended Dec. 31, 2020, and $19 million net deferrals related to The Central at 5th by Hilton Club and Ocean Tower Phase II projects for the quarter ended Dec. 31, 2019.

Contract sales for the quarter ended Dec. 31, 2020, decreased 63.8% to $132 million compared to the quarter ended Dec. 31, 2019. For the quarter ended Dec. 31, 2020, tours decreased 69.9% and VPG increased 17.3% compared to the quarter ended Dec. 31, 2019. For the quarter ended Dec. 31, 2020, fee-for-service contract sales represented 44.7% of contract sales compared to 52.3% for the quarter ended Dec. 31, 2019.

Financing revenues for the quarter ended Dec. 31, 2020 decreased by $5 million compared to the quarter ended Dec. 31, 2019. This was driven by an 15.7% decrease in the net timeshare financing receivables portfolio offset by a 11 bps increase in the weighted average interest rate the Company receives on the portfolio compared to the same period in the prior year.

Resort Operations and Club Management

For the quarter ended Dec. 31, 2020, Resort Operations and Club Management segment revenue was $67 million, a decrease of 45.1% compared to the quarter ended Dec. 31, 2019. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $36 million and 53.7%, respectively, for the quarter ended Dec. 31, 2020, compared to $72 million and 59.0%, respectively, for the quarter ended Dec. 31, 2019. Compared to the prior-year period, Resort Operations and Club Management results in the fourth quarter of 2020 decreased primarily due to a decrease in rental and ancillary services revenue related to the ongoing impact of the COVID-19 pandemic on travel demand, along with an associated reduction in usage-related fees from Club Members.

Inventory

The estimated contract sales value of the Company’s total pipeline is approximately $10 billion at current pricing.

The total pipeline includes approximately $4 billion of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining $6 billion of sales is inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.

Owned inventory represents 80% of the Company’s total pipeline. Approximately 36% of the owned inventory pipeline is currently available for sale.

Fee-for-service inventory represents 20% of the Company’s total pipeline. Approximately 59% of the fee-for-service inventory pipeline is currently available for sale.

With 32% of the pipeline consisting of just-in-time inventory and 20% consisting of fee-for-service inventory, capital-efficient inventory represents 52% of the Company’s total pipeline.

Balance Sheet and Liquidity

Total cash and cash equivalents were $526 million as of Dec. 31, 2020, including $98 million of restricted cash.

As of Dec. 31, 2020, the Company had $1.159 billion of corporate debt, net outstanding with a weighted average interest rate of 3.36% and $766 million of non-recourse debt, net outstanding with a weighted average interest rate of 3.17%.

As of Dec. 31, 2020, the Company’s liquidity position consisted of $428 million of unrestricted cash and available capacity of $139 million on the revolving credit facility and $450 million on the timeshare facility.

Free cash flow was $48 million for the year ended Dec. 31, 2020, compared to $82 million for the same period in the prior year. Adjusted free cash flow was $68 million for the year ended Dec. 31, 2020, compared to $71 million for the same period in the prior year.

As of Dec. 31, 2020, the Company’s net leverage ratio for covenant purposes was 3.40 and its interest coverage ratio for covenant purposes was 5.13.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)

The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

Total Construction Recognitions (Deferrals)

	Three Months Ended December 31,		Years Ended December 31,
($ in millions)	2020	2019	2020	2019
Sales of VOIs (deferrals)	$(21)	$(35)	$(85)	$(84)
Sales of VOIs recognitions	—	—	—	—
Net Sales of VOIs (deferrals) recognitions	(21)	(35)	(85)	(84)
Cost of VOI sales (deferrals)(2)	(6)	(11)	(23)	(27)
Cost of VOI sales recognitions	—	—	—	—
Net Cost of VOI sales (deferrals) recognitions(2)	(6)	(11)	(23)	(27)
Sales and marketing expense (deferrals)	(4)	(5)	(13)	(12)
Sales and marketing expense recognitions	—	—	—	—
Net Sales and marketing expense (deferrals) recognitions	(4)	(5)	(13)	(12)
Net construction (deferrals) recognitions (1)	$(11)	$(19)	$(49)	$(45)

	2020
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net income (loss)	$8	$(48)	$(7)	$(154)	(201)
Interest expense	10	12	10	11	43
Income tax expense (benefit)	1	(8)	(5)	(67)	(79)
Depreciation and amortization	12	11	11	11	45
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	—	1	—	2
EBITDA	32	(33)	10	(199)	(190)
Other (gain) loss, net	(2)	3	(1)	(3)	(3)
Share-based compensation expense(3)	(2)	6	6	5	15
Impairment expense	—	—	—	209	209
Other adjustment items(4)	5	5	4	12	26
Adjusted EBITDA	$33	$(19)	$19	$24	$57

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$(47)	$(4)	$(13)	$(21)	$(85)
Cost of VOI sales(2)	(13)	—	(4)	(6)	(23)
Sales, marketing, general and administrative expense	(7)	(1)	(1)	(4)	(13)
Net construction deferrals	$(27)	$(3)	$(8)	$(11)	$(49)

(1)	The table represents deferrals and recognitions of Sales of VOI revenue and direct costs for properties under construction for the three and twelve months ended Dec. 31, 2020 and 2019.
(2)	Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired under a just-in-time arrangement once construction is complete.
(3)

In the first quarter 2020, the company determined that the performance conditions for its 2018, 2019, and 2020 Performance RSUs were improbable of achievement. Therefore, we reversed $8 million of share-based compensation expense recognized in prior years and ceased accruing expenses related to Performance RSUs granted in 2018, 2019, and 2020. In December 2020, the Compensation Committee of the Board of Directors (“Compensation Committee”) approved an amendment to the 2018 Performance RSUs.  As a result of the amendment, HGV recognized compensation expense of $2 million based on the number of Performance RSUs vested and the performance conditions for the 2018 Performance RSU awards.

(4)	For the three and twelve months ended Dec. 31, 2020, these amounts include costs associated with restructuring, one-time charges and other non-cash items.

	2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net income	$55	$39	$50	$72	$216
Interest expense	10	11	12	10	43
Income tax expense	20	15	20	2	57
Depreciation and amortization	8	12	12	12	44
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	1	—	1	3
EBITDA	94	78	94	97	363
Other (gain) loss, net	1	1	1	—	3
Share-based compensation expense	5	7	6	4	22
Other adjustment items (1)	2	4	10	4	20
Adjusted EBITDA	$102	$90	$111	$105	$408

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$—	$(34)	$(15)	$(35)	$(84)
Cost of VOI sales(2)	—	(11)	(5)	(11)	(27)
Sales, marketing, general and administrative expense	—	(5)	(2)	(5)	(12)
Net construction (deferrals) recognitions	$—	$(18)	$(8)	$(19)	$(45)

(1)	For the three and twelve months ended Dec. 31, 2019, these amounts include costs associated with restructuring, one-time charges and other non-cash items.
(2)	Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired under a just-in-time arrangement once construction is complete.

Conference Call

Hilton Grand Vacations will host a conference call on March 1, 2021, at 11 a.m. (EST) to discuss fourth quarter and full year results.

To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.

In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.

A replay will be available beginning three hours after the teleconference’s completion through March 8, 2021. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID# 13714031. A webcast replay and transcript will be available within 24 hours after the live event at https://investors.hgv.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to HGV’s future, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, including those related to HGV’s revenues, earnings, cash flow and operations, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” or the negative version of these words or other comparable words.

HGV cautions you that forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, that may cause its actual results, performance or achievements to be materially different from the future results. Factors that could cause HGV’s actual results to differ materially from those contemplated by HGV’s forward-looking statements include: the material impact of the COVID-19 pandemic on HGV’s business, operating results, and financial condition; the extent and duration of the impact of the COVID-19 pandemic on global economic conditions; HGV’s ability to meet its liquidity needs; risks related to HGV’s indebtedness; inherent business risks, market trends and competition within the timeshare and hospitality industries; HGV’s ability to successfully source inventory and market, sell and finance VOIs; default rates on HGV’s financing receivables; the reputation of and HGV’s ability to access Hilton brands and programs, including the risk of a breach or termination of its license agreement with Hilton; compliance with and changes to United States and global laws and regulations, including those related to anti-corruption and privacy; risks related to HGV’s acquisitions, joint ventures, and other partnerships; HGV’s dependence on third-party development activities to secure just-in-time inventory; the performance of HGV’s information technology systems and its ability to maintain data security; regulatory proceedings or litigation; HGV’s ability to attract and retain key executives and employees with skills and capacity to meet its needs; and natural disasters or adverse geo-political conditions. Any one or more of the foregoing factors could adversely impact HGV’s operations, revenue, operating profit margins, operating profits, financial condition and/or credit rating.

For additional information regarding factors that could cause HGV’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release, please see the risk factors discussed in “Part I—Item 1A. Risk Factors” of HGV’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2020 as well as those described from time to time other periodic reports that it files with the SEC. Except for HGV’s ongoing obligations to disclose material information under the federal securities laws, HGV undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, changes in management’s expectations, or otherwise.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, EBITDA profit margin, Adjusted EBITDA profit margin, free cash flow and adjusted free cash flow. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for more than 325,000 club members. For more information, visit www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) reorganization costs, including severance and relocation costs; (vi) share-based and certain other compensation expenses; (vii) costs related to the spin-off; and (viii) other items.

EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues.  Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•

EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•	EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•	EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Free Cash Flow and Adjusted Free Cash Flow

Free Cash Flow represents cash from operating activities less non-inventory capital spending.

Adjusted Free Cash Flow represents free cash flow less non-recourse debt activities, net.

We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provides useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service.  We do not believe these non-GAAP measures to be a representation of how we will use excess cash.

Real Estate Metrics

Contract sales represents the total amount of vacation ownership interval (“VOI”) products (fee-for-service and developed) under purchase agreements signed during the period where we have received a down payment of at least 10 percent of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives. We consider contract sales to be an important operating measure because it reflects the pace of sales in our business and is used to manage the performance of the sales organization.  While the presentation of contract sales on a combined basis (fee-for-service and developed) is most appropriate for the purpose of the operating metric, additional information regarding the split of contract sales, included in “—Real Estate” below, is useful for investors who are interested in the underlying capital structures of the Company’s projects. See Note 2: Basis of Presentation and Summary of Significant Accounting Policies in our audited consolidated financial statements included in Item 8 in our Annual Report on form 10-K for the year ended December 31, 2020, for additional information on Sales of VOI, net.

Developed Inventory refers to VOI inventory that is sourced from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

NOG or Net Owner Growth represents the year-over-year change in membership.

Real estate profit represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate profit margin is calculated by dividing real estate profit by sales revenue. The Company considers this to be an important operating measure because it measures the efficiency of our sales and marketing spending and management of inventory costs.

Sales revenue represents Sale of VOIs, net and commissions and brand fees earned from the sale of fee-for-service intervals.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing Contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.

FINANCIAL TABLES

CONDENSED CONSOLIDATED BALANCE SHEETS	T-2
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	T-3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	T-4
FREE CASH FLOWS RECONCILIATION	T-5
SEGMENT REVENUE RECONCILIATION	T-6
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET (LOSS) INCOME	T-7
REAL ESTATE SALES PROFIT DETAIL SCHEDULE	T-8
CONTRACT SALES MIX BY TYPE SCHEDULE	T-9
FINANCING PROFIT DETAIL SCHEDULE	T-10
RESORT AND CLUB PROFIT DETAIL SCHEDULE	T-11
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE	T-12
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA	T-13
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA	T-14

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	December 31,
	2020	2019

ASSETS
Cash and cash equivalents	$428	$67
Restricted cash	98	85
Accounts receivable, net	119	174
Timeshare financing receivables, net	974	1,156
Inventory	702	558
Property and equipment, net	501	778
Operating lease right-of-use assets, net	52	60
Investments in unconsolidated affiliates	51	44
Intangible assets, net	81	77
Land and infrastructure available for sale	41	—
Other assets	87	80
TOTAL ASSETS	$3,134	$3,079
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other	$252	$298
Advanced deposits	117	115
Debt, net	1,159	828
Non-recourse debt, net	766	747
Operating lease liabilities	67	76
Deferred revenues	262	186
Deferred income tax liabilities	137	259
Total liabilities	2,760	2,509
Commitments and contingencies
Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of December 31, 2020 and 2019	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 85,205,012 and 85,535,501 shares issued and outstanding as of December 31, 2020 and 2019, respectively	1	1
Additional paid-in capital	192	179
Accumulated retained earnings	181	390
Total equity	374	570
TOTAL LIABILITIES AND EQUITY	$3,134	$3,079

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share data)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Revenues
Sales of VOIs, net	$28	$126	$108	$509
Sales, marketing, brand and other fees	50	144	221	573
Financing	38	43	165	170
Resort and club management	44	61	166	191
Rental and ancillary services	20	54	97	227
Cost reimbursements	32	40	137	168
Total revenues	212	468	894	1,838
Expenses
Cost of VOI sales	7	35	28	127
Sales and marketing	84	175	381	719
Financing	14	14	53	53
Resort and club management	9	12	36	46
Rental and ancillary services	22	39	107	147
General and administrative	27	31	92	118
Depreciation and amortization	11	12	45	44
License fee expense	12	26	51	101
Impairment expense	209	—	209	—
Cost reimbursements	32	40	137	168
Total operating expenses	427	384	1,139	1,523
Interest expense	(11)	(10)	(43)	(43)
Equity in earnings from unconsolidated affiliates	2	—	5	4
Other gain (loss), net	3	—	3	(3)
(Loss) Income before income taxes	(221)	74	(280)	273
Income tax benefit (expense)	67	(2)	79	(57)
Net (loss) income	$(154)	$72	$(201)	$216
(Loss) Earnings per share:
Basic	$(1.81)	$0.83	$(2.36)	$2.43
Diluted	$(1.81)	$0.83	$(2.36)	$2.42

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Operating Activities
Net (loss) income	$(154)	$72	$(201)	$216
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	11	12	45	44
Amortization of deferred financing costs, contract costs and other	5	5	18	17
Provision for financing receivables losses	18	14	75	74
Impairment expense	209	—	209	—
Other (gain) loss, net	(1)	—	(1)	3
Share-based compensation	5	4	15	22
Deferred income tax (benefit) expense	(73)	24	(123)	3
Equity in earnings from unconsolidated affiliates	(2)	—	(5)	(4)
Net changes in assets and liabilities:
Accounts receivable, net	(9)	(37)	56	(20)
Timeshare financing receivables, net	20	(32)	107	(111)
Inventory	(32)	2	(91)	(4)
Purchases and development of real estate for future conversion to inventory	(9)	(61)	(36)	(168)
Other assets	14	6	(11)	(18)
Accounts payable, accrued expenses and other	(8)	(37)	(56)	(17)
Advanced deposits	(2)	3	2	14
Deferred revenues	1	21	76	91
Other	—	1	—	1
Net cash (used in) provided by operating activities	(7)	(3)	79	143
Investing Activities
Capital expenditures for property and equipment	(2)	(12)	(8)	(37)
Software capitalization costs	(7)	(7)	(23)	(24)
Investments in unconsolidated affiliates	—	—	(2)	(2)
Net cash used in investing activities	(9)	(19)	(33)	(63)
Financing Activities
Issuance of debt	—	30	495	485
Issuance of non-recourse debt	—	—	495	365
Repayment of debt	(103)	(18)	(165)	(290)
Repayment of non-recourse debt	(72)	(49)	(475)	(376)
Debt issuance costs	(1)	—	(9)	(6)
Repurchase and retirement of common stock	—	—	(10)	(283)
Payment of withholding taxes on vesting of restricted stock units	(1)	(1)	(4)	(4)
Proceeds from employee stock plan purchases	1	1	2	3
Proceeds from stock option exercises	1	—	1	—
Other financing activity	—	—	(2)	(2)
Net cash (used in) provided by financing activities	(175)	(37)	328	(108)
Net (decrease) increase in cash, cash equivalents and restricted cash	(191)	(59)	374	(28)
Cash, cash equivalents and restricted cash, beginning of period	717	211	152	180
Cash, cash equivalents and restricted cash, end of period	$526	$152	$526	$152

HILTON GRAND VACATIONS INC.

FREE CASH FLOW RECONCILIATION

(in millions)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net cash (used in) provided by operating activities	$(7)	$(3)	$79	$143
Capital expenditures for property and equipment	(2)	(12)	(8)	(37)
Software capitalization costs	(7)	(7)	(23)	(24)
Free Cash Flow	(16)	(22)	48	82
Non-recourse debt activity, net	(72)	(49)	20	(11)
Adjusted Free Cash Flow	$(88)	$(71)	$68	$71

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues:
Real estate sales and financing	$116	$313	$494	$1,252
Resort operations and club management	67	122	276	454
Total Segment revenues	183	435	770	1,706
Cost reimbursements	32	40	137	168
Intersegment eliminations	(3)	(7)	(13)	(36)
Total revenues	$212	$468	$894	$1,838

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA AND ADJUSTED EBITDA TO NET (LOSS) INCOME

(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net (loss) income	$(154)	$72	$(201)	$216
Interest expense	11	10	43	43
Income tax (benefit) expense	(67)	2	(79)	57
Depreciation and amortization	11	12	45	44
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1	2	3
EBITDA	(199)	97	(190)	363
Other (gain) loss, net	(3)	—	(3)	3
Share-based compensation expense(1)	5	4	15	22
Impairment expense	209	—	209	—
Other adjustment items(2)	12	4	26	20
Adjusted EBITDA	$24	$105	$57	$408

Segment Adjusted EBITDA:
Real estate sales and financing(3)	$17	$82	$33	$325
Resort operations and club management(3)	36	72	136	265
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	2	1	7	7
License fee expense	(12)	(26)	(51)	(101)
General and administrative(4)	(19)	(24)	(68)	(88)
Adjusted EBITDA	$24	$105	$57	$408
Adjusted EBITDA profit margin	11.3%	22.4%	6.4%	22.2%
EBITDA profit margin	(93.9)%	20.7%	(21.3)%	19.7%

(1)

In the first quarter 2020, we determined that the performance conditions for our 2018, 2019, and 2020 Performance RSUs were improbable of achievement. Therefore, we reversed $8 million of share-based compensation expense recognized in prior years and ceased accruing expenses related to Performance RSUs granted in 2018, 2019, and 2020. In December 2020, the Compensation Committee approved an amendment to the 2018 Performance RSUs.  As a result of the amendment, we recognized compensation expense of $2 million based on the number of Performance RSUs vested and the performance conditions for the 2018 Performance RSU awards.

(2)	For the three and twelve months ended December 31, 2020 and 2019, this amount includes costs associated with restructuring, one-time charges, and other non-cash items.
(3)	Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(4)	Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES PROFIT DETAIL SCHEDULE

(in millions, except Tour Flow and VPG)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Tour flow	28,822	95,841	127,085	383,108
VPG	$4,319	$3,681	$3,889	$3,518
Owned contract sales mix	55.3%	47.7%	47.9%	46.1%
Fee-for-service contract sales mix	44.7%	52.3%	52.1%	53.9%

Contract sales	$132	$365	$528	$1,410
Adjustments:
Fee-for-service sales(1)	(59)	(191)	(275)	(760)
Provision for financing receivables losses	(18)	(14)	(75)	(74)
Reportability and other:
Net deferral of sales of VOIs under construction(2)	(21)	(35)	(85)	(84)
Fee-for-service sale upgrades, net	3	13	16	52
Other(3)	(9)	(12)	(1)	(35)
Sales of VOIs, net	$28	$126	$108	$509

Sales, marketing, brand and other fees	$50	$144	$221	$573
Less:
Marketing revenue and other fees	17	34	57	136
Commissions and brand fees	33	110	164	437
Sales of VOIs, net	28	126	108	509
Sales revenue	61	236	272	946
Less:
Cost of VOI sales	7	35	28	127
Sales and marketing expense, net(4)	66	134	313	549
Real estate (loss) profit	$(12)	$67	$(69)	$270
Real estate profit margin	(19.7)%	28.4%	(25.4)%	28.5%

(1)	Represents contract sales from fee-for-service properties on which the Company earns commissions and brand fees.
(2)	Represents the net impact of deferred revenues related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)	Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(4)	Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives and document compliance.

HILTON GRAND VACATIONS INC.

CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Just-in-time Contract Sales Mix	31%	31%	25%	20%
Fee-For-Service Contract Sales Mix	45%	52%	52%	54%
Total Capital-Efficient Contract Sales Mix	76%	83%	77%	74%

HILTON GRAND VACATIONS INC.

FINANCING PROFIT DETAIL SCHEDULE

(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Interest income	$33	$38	$141	$147
Other financing revenue	5	$5	24	23
Financing revenue	38	43	165	170
Consumer financing interest expense	8	$7	31	29
Other financing expense	6	$7	22	24
Financing expense	14	14	53	53
Financing profit	$24	$29	$112	$117
Financing profit margin	63.2%	67.4%	67.9%	68.8%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB PROFIT DETAIL SCHEDULE

(in millions, except for Members and Net Owner Growth)

			Years Ended December 31,
			2020	2019
Total members			327,760	325,519
Net Owner Growth (NOG)			2,241	16,882
Net Owner Growth % (NOG%)			0.7%	5.5%

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Club management revenue	$26	$45	$96	$125
Resort management revenue	18	16	70	66
Resort and club management revenues	44	61	166	191
Club management expense	6	7	24	27
Resort management expense	3	5	12	19
Resort and club management expenses	9	12	36	46
Resort and club management profit	$35	$49	$130	$145
Resort and club management profit margin	79.5%	80.3%	78.3%	75.9%

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE

(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Rental revenues	$19	$48	$90	$201
Ancillary services revenues	1	6	7	26
Rental and ancillary services revenues	20	54	97	227
Rental expenses	21	34	98	123
Ancillary services expense	1	5	9	24
Rental and ancillary services expenses	22	39	107	147
Rental and ancillary services (loss) profit	$(2)	$15	$(10)	$80
Rental and ancillary services profit margin	(10.0)%	27.8%	(10.3)%	35.2%

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Sales of VOIs, net	$28	$126	$108	$509
Sales, marketing, brand and other fees	50	144	221	573
Financing	38	43	165	170
Real estate sales and financing segment revenues	116	313	494	1,252
Cost of VOI sales	(7)	(35)	(28)	(127)
Sales and marketing	(84)	(175)	(381)	(719)
Financing	(14)	(14)	(53)	(53)
Marketing package stays	(3)	(7)	(13)	(36)
Share-based compensation	2	1	6	5
Other adjustment items	7	(1)	8	3
Real estate sales and financing segment adjusted EBITDA	$17	$82	$33	$325
Real estate sales and financing segment adjusted EBITDA profit margin	14.7%	26.2%	6.7%	26.0%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Resort and club management	$44	$61	$166	$191
Rental and ancillary services	20	54	97	227
Marketing package stays	3	7	13	36
Resort and club management segment revenue	67	122	276	454
Resort and club management	(9)	(12)	(36)	(46)
Rental and ancillary services	(22)	(39)	(107)	(147)
Share-based compensation	—	—	1	2
Other adjustment items	—	1	2	2
Resort and club segment adjusted EBITDA	$36	$72	$136	$265
Resort and club management segment adjusted EBITDA profit margin	53.7%	59.0%	49.3%	58.4%